EXHIBIT 99.1

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend 19% to $0.25 per Share

Company Highlights:

•                GAAP net income of $0.42 per diluted common share; AFFO of $0.25, or $0.28 per diluted common share excluding a one-time, non cash expense from the early repayment of debt1

•                Declares a cash dividend on common stock of $0.25 per share, 19% higher than last quarter and our sixth increase in the past eight quarters

Agency Business

•                 Segment income of $31.2 million

•                 Loan originations of $1.05 billion

•                 Servicing portfolio of $16.69 billion, up 3% from 4Q17

Structured Business

•                 Segment income of $4.3 million

•                 Portfolio growth of 5% on $314.2 million of loan originations

•                 Issued $100.0 million of 5.625% senior notes due in 2023, a 175 basis point rate reduction from our 7.375% senior notes redeemed in April 2018

Uniondale, NY, May 4, 2018 — Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the first quarter ended March 31, 2018.  Arbor reported net income for the quarter of $26.2 million, or $0.42 per diluted common share, compared to $15.6 million, or $0.30 per diluted common share for the quarter ended March 31, 2017.  Adjusted funds from operations (“AFFO”) for the quarter was $21.4 million, or $0.25 per diluted common share, compared to $24.7 million, or $0.33 per diluted common share for the quarter ended March 31, 2017.1

Arbor Realty Trust Reports First Quarter 2018 Results and Increases Quarterly Dividend 19% to $0.25 per Share

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Agency Business

Loan Origination Platform

Agency Loan Volume (in thousands)
	Quarter Ended
	March 31, 2018	December 31, 2017
Fannie Mae	$662,921	$712,661
Freddie Mac	308,151	441,901
FHA	60,738	—
CMBS/Conduit	16,233	—
Total Originations	$1,048,043	$1,154,562

Total Loan Sales	$1,062,437	$1,193,629

Total Loan Commitments	$1,043,715	$1,162,961

For the quarter ended March 31, 2018, the Agency Business generated revenues of $54.4 million, compared to $53.7 million for the fourth quarter of 2017.  Gain on sales, including fee-based services, net was $18.2 million for the quarter, reflecting a margin of 1.71% on loan sales, compared to $17.7 million and 1.48% for the fourth quarter of 2017. Income from mortgage servicing rights was $19.6 million for the quarter, reflecting a rate of 1.88% as a percentage of loan commitments, compared to $20.6 million and 1.77% for the fourth quarter of 2017.

At March 31, 2018, loans held-for-sale was $286.3 million which was primarily comprised of unpaid principal balances totaling $281.8 million, with financing associated with these loans totaling $281.3 million.

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $16.69 billion at March 31, 2018, an increase of 3% from December 31, 2017, primarily a result of $1.05 billion of new loan originations, net of $548.1 million in portfolio runoff during the quarter. Servicing revenue, net was $9.5 million for the quarter and consists of servicing revenue of $21.4 million, net of amortization of mortgage servicing rights totaling $11.9 million.

Arbor Realty Trust Reports First Quarter 2018 Results and Increases Quarterly Dividend 19% to $0.25 per Share

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	Fee-Based Servicing Portfolio ($ in thousands)
	As of March 31, 2018			As of December 31, 2017
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$12,700,635	0.535%	7.2	$12,502,699	0.536%	6.9
Freddie Mac	3,397,535	0.304%	10.7	3,166,134	0.295%	10.5
FHA	591,836	0.162%	20.0	537,482	0.165%	19.6
Total	$16,690,006	0.475%	8.4	$16,206,315	0.477%	8.1

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At March 31, 2018, the Company’s allowance for loss-sharing obligations was $31.1 million which consists of general loss sharing guaranty obligations of $30.3 million, representing 0.24% of the Fannie Mae servicing portfolio, and $0.8 million of loss-sharing obligations on specifically identified loans with losses determined to be probable and estimable.

Structured Business

Portfolio and Investment Activity

First quarter of 2018:

•                 19 new loan originations totaling $314.2 million, of which 18 were bridge loans for $271.7 million

•                 Payoffs and pay downs on 20 loans totaling $190.6 million

•                 Portfolio growth of 5% from 4Q17

At March 31, 2018, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $2.78 billion, with a weighted average current interest pay rate of 6.57%, compared to $2.66 billion and 6.28% at December 31, 2017.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 7.28% at March 31, 2018, compared to 6.99% at December 31, 2017. The increase in the average current interest pay rate was primarily due to an increase in LIBOR.

The average balance of the Company’s loan and investment portfolio during the first quarter of 2018, excluding loan loss reserves, was $2.68 billion with a weighted average yield on these assets of 7.08%, compared to $2.31 billion and 6.94% for the fourth quarter of 2017.

At March 31, 2018, the Company’s total loan loss reserves were $63.1 million on five loans with an aggregate carrying value before loan loss reserves of $163.9 million. The Company also had two non-performing loans with a carrying value of $29.1 million, net of related loan loss reserves of $7.4 million.

Arbor Realty Trust Reports First Quarter 2018 Results and Increases Quarterly Dividend 19% to $0.25 per Share

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Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2018 was $2.45 billion with a weighted average interest rate including fees of 5.09% as compared to $2.24 billion and a rate of 4.83% at December 31, 2017. The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2018 was $2.30 billion, as compared to $1.90 billion for the fourth quarter of 2017. The average cost of borrowings for the first quarter was 5.33%, compared to 4.66% for the fourth quarter of 2017.  The increase in average costs was primarily due to an increase in LIBOR as well as the acceleration of fees related to the early repayment of debt.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles and financing facilities. The Company believes it was in compliance with all financial covenants and restrictions as of March 31, 2018 and as of the most recent collateralized securitization vehicle determination dates in April 2018.

The Company paid $50.0 million in full satisfaction of the seller financing related to the acquisition of the Agency Business.

Capital Markets

The Company issued $100.0 million aggregate principal amount of 5.625% senior unsecured notes in a private placement, generating net proceeds of $97.8 million after deducting the underwriting discount and other offering expenses. The notes are due in May 2023 and can be redeemed by the Company at any time prior to April 1, 2023. The proceeds were used to fund the redemption in April 2018 of $97.9 million aggregate principal amount of the Company’s 7.375% senior notes due in 2021.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.25 per share of common stock for the quarter ended March 31, 2018, representing an increase of 19% over the prior quarter dividend of $0.21 per share. The dividend is payable on May 31, 2018 to common stockholders of record on May 15, 2018. The ex-dividend date is May 14, 2018.

The Company also announced today that its Board of Directors has declared cash dividends on the Company’s Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from March 1, 2018 through May 31, 2018. The dividends are

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payable on May 31, 2018 to preferred stockholders of record on May 15, 2018. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 6184718.

After the live webcast, the call will remain available on the Company’s website through May 31, 2018.  In addition, a telephonic replay of the call will be available until May 11, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 6184718.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a real estate investment trust and national direct lender specializing in loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Arbor is a Top 10 Fannie Mae DUS® Multifamily Lender by volume and a Top Fannie Mae Small Loan lender, a Freddie Mac Program Plus® Seller/Servicer and a Top Freddie Mac Small Balance Loan Lender, a Fannie Mae and Freddie Mac Seniors Housing Lender, an FHA Multifamily Accelerated Processing (MAP)/LEAN Lender, a HUD-approved LIHTC Lender as well as a CMBS, bridge, mezzanine and preferred equity lender, consistently building on its reputation for service, quality and flexibility. With a fee-based servicing portfolio of over $16 billion, Arbor is a primary commercial loan servicer and special servicer rated by Standard & Poor’s with an Above Average rating. Arbor is also on the Standard & Poor’s Select Servicer List and is a primary commercial loan servicer and loan level special servicer rated by Fitch Ratings.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real

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estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Lee Roth 646-536-7012 lroth@theruthgroup.com
Media: Bonnie Habyan, EVP of Marketing 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter 2018 Results and Increases Quarterly Dividend 19% to $0.25 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (UNAUDITED)

($ in thousands—except share and per share data)

	Quarter Ended
	March 31,
	2018	2017
Interest income	$51,612	$33,525
Interest expense	33,387	19,437
Net interest income	18,225	14,088

Other revenue:
Gain on sales, including fee-based services, net	18,193	19,171
Mortgage servicing rights	19,634	20,030
Servicing revenue, net	9,547	4,794
Property operating income	2,910	3,223
Other income, net	2,878	(886)
Total other revenue	53,162	46,332

Other expenses:
Employee compensation and benefits	29,494	19,841
Selling and administrative	8,915	7,695
Property operating expenses	2,796	2,638
Depreciation and amortization	1,846	1,897
Impairment loss on real estate owned	—	1,200
Provision for loss sharing (net of recoveries)	473	1,679
Provision for loan losses (net of recoveries)	325	(696)
Management fee - related party	—	4,000
Total other expenses	43,849	38,254

Income before gain on extinguishment of debt, income from equity affiliates and income taxes	27,538	22,166
Gain on extinguishment of debt	—	7,116
Income from equity affiliates	746	763
Benefit from (provision for) income taxes	8,784	(6,101)

Net income	37,068	23,944

Preferred stock dividends	1,888	1,888
Net income attributable to noncontrolling interest	8,991	6,442
Net income attributable to common stockholders	$26,189	$15,614

Basic earnings per common share	$0.42	$0.30
Diluted earnings per common share	$0.42	$0.30

Weighted average shares outstanding:
Basic	61,842,336	51,461,156
Diluted	84,699,735	73,730,068

Dividends declared per common share	$0.21	$0.17

Arbor Realty Trust Reports First Quarter 2018 Results and Increases Quarterly Dividend 19% to $0.25 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands—except share and per share data)

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets:
Cash and cash equivalents	$102,548	$104,374
Restricted cash	131,659	139,398
Loans and investments, net	2,702,097	2,579,127
Loans held-for-sale, net	286,325	297,443
Capitalized mortgage servicing rights, net	255,732	252,608
Securities held to maturity, net	36,764	27,837
Investments in equity affiliates	23,625	23,653
Real estate owned, net	16,675	16,787
Due from related party	3,719	688
Goodwill and other intangible assets	120,366	121,766
Other assets	69,258	62,264
Total assets	$3,748,768	$3,625,945

Liabilities and Equity:
Credit facilities and repurchase agreements	626,063	528,573
Collateralized loan obligations	1,419,838	1,418,422
Debt fund	68,176	68,084
Senior unsecured notes	196,090	95,280
Convertible senior unsecured notes, net	232,577	231,287
Junior subordinated notes to subsidiary trust issuing preferred securities	139,760	139,590
Related party financing	—	50,000
Due to related party	1,558	—
Due to borrowers	67,858	99,829
Allowance for loss-sharing obligations	31,097	30,511
Other liabilities	77,881	99,813
Total liabilities	2,860,898	2,761,389

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 21,230,769 shares issued and outstanding; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,508	89,508
Common stock, $0.01 par value: 500,000,000 shares authorized; 62,469,535 and 61,723,387 shares issued and outstanding, respectively	625	617
Additional paid-in capital	713,001	707,450
Accumulated deficit	(88,528)	(101,926)
Accumulated other comprehensive income	—	176
Total Arbor Realty Trust, Inc. stockholders’ equity	714,606	695,825

Noncontrolling interest	173,264	168,731
Total equity	887,870	864,556

Total liabilities and equity	$3,748,768	$3,625,945

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 STATEMENT OF INCOME SEGMENT INFORMATION- (Unaudited)

(in thousands)

	Quarter Ended March 31, 2018
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$47,236	$4,376	$—	$51,612
Interest expense	30,205	2,853	329	33,387
Net interest income	17,031	1,523	(329)	18,225

Other revenue:
Gain on sales, including fee-based services, net	—	18,193	—	18,193
Mortgage servicing rights	—	19,634	—	19,634
Servicing revenue	—	21,412	—	21,412
Amortization of MSRs	—	(11,865)	—	(11,865)
Property operating income	2,910	—	—	2,910
Other income, net	233	2,645	—	2,878
Total other revenue	3,143	50,019	—	53,162

Other expenses:
Employee compensation and benefits	7,586	21,908	—	29,494
Selling and administrative	3,538	5,377	—	8,915
Property operating expenses	2,796	—	—	2,796
Depreciation and amortization	446	1,400	—	1,846
Provision for loss sharing (net of recoveries)	—	473	—	473
Provision for loan losses (net of recoveries)	325	—	—	325
Total other expenses	14,691	29,158	—	43,849

Income before income from equity affiliates and income taxes	5,483	22,384	(329)	27,538
Income from equity affiliates	746	—	—	746
Benefit from income taxes	—	8,784	—	8,784

Net income	$6,229	$31,168	$(329)	$37,068

Preferred stock dividends	1,888	—	—	1,888
Net income attributable to noncontrolling interest	—	—	8,991	8,991
Net income attributable to common stockholders	$4,341	$31,168	$(9,320)	$26,189

(1) Includes certain corporate expenses not allocated to the two reportable segments. Amounts reflect debt costs associated with the acquisition of the Agency Business as well as income allocated to the noncontrolling interest holders.

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

(in thousands)

	March 31, 2018
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$82,051	$20,497	$102,548
Restricted cash	131,264	395	131,659
Loans and investments, net	2,702,097	—	2,702,097
Loans held-for-sale, net	—	286,325	286,325
Capitalized mortgage servicing rights, net	—	255,732	255,732
Securities held to maturity, net	—	36,764	36,764
Investments in equity affiliates	23,625	—	23,625
Goodwill and other intangible assets	12,500	107,866	120,366
Other assets	72,593	17,059	89,652
Total assets	$3,024,130	$724,638	$3,748,768

Liabilities:
Debt obligations	2,401,166	281,338	2,682,504
Allowance for loss-sharing obligations	—	31,097	31,097
Other liabilities	120,095	27,202	147,297
Total liabilities	$2,521,261	$339,637	$2,860,898

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

($ in thousands—except share and per share data)

	Quarter Ended
	March 31,
	2018	2017

Net income attributable to common stockholders	$26,189	$15,614

Adjustments:
Net income attributable to noncontrolling interest	8,991	6,442
Impairment loss on real estate owned	—	1,200
Depreciation - real estate owned	178	250
Depreciation - investments in equity affiliates	125	101

Funds from operations (1)	$35,483	$23,607

Adjustments:
Income from mortgage servicing rights	(19,634)	(20,030)
Impairment loss on real estate owned	—	(1,200)
Deferred tax (benefit) provision	(13,320)	1,827
Amortization and write-offs of MSRs	16,676	15,281
Depreciation and amortization	2,255	1,867
Net (gain) loss on changes in fair value of derivatives	(2,645)	997
Stock-based compensation	2,545	2,305

Adjusted funds from operations (1) (2)	$21,360	$24,654

Diluted FFO per share (1)	$0.42	$0.32

Diluted AFFO per share (1) (2)	$0.25	$0.33

Diluted weighted average shares outstanding (1)	84,699,735	73,730,068

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company’s option for shares of the Company’s common stock on a one-for-one basis.

(2) Excluding the impact of $2.4 million of one-time, non-cash accelerated costs related to the repayment of our 7.375% senior notes due in 2021, AFFO for the first quarter of 2018 was $23.7 million, or $0.28 per diluted common share.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights (“MSRs”), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax (benefit) provision and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains (losses) on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company’s loans to maximize the value of the collateral and minimize the Company’s exposure.  Therefore, the Company deems such impairment and gains (losses) on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company’s initial investment.

FFO and AFFO are not intended to be an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company’s cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.